EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Stratos International, Inc.
Chicago, Illinois
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87082 and 333-83820) and Form S-8 (Nos. 333-52516, 333-97102, 333-81836, 333-69284, 333-69284 and 333-66258) of Stratos International, Inc. of our report dated June 14, 2006, relating to the consolidated financial statements which appear in this 10-K.

/s/ BDO Seidman, LLP
Chicago, Illinois
July 27, 2006